Exhibit 107

Calculation of Filing Fee Table

Form S-1
(Form Type)

Volato Group, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $0.0001 per share	Rule 457(c)	23,318,122	$3.49(1)	$81,380,246	0.00014760	$12,012
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts							$12,012
	Total Fees Previously Paid
	Total Fee Offsets
	Net Fee Due							$12,012

(1)
Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Common Stock on Nasdaq on January 11, 2024 (such date being within five business days of the date that the Registration Statement was filed with the SEC). This calculation is in accordance with Rule 457(c) of the Securities Act.